Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated May 2, 2025, except for the effects of the reverse stock split described in Note 13, as to which the date is January 9, 2026, with respect to the financial statements of Lakewood-Amedex Biotherapeutics Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Tampa, FL

February 4, 2026